Exhibit 10.40

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121-4340

April 15, 2005

Dr. David Kaslow

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121-4340

Re:	Amendment to Agreement Regarding Employment Terms

Dear David:

This Amendment (the “Amendment”) to your Letter Agreement with Vical Incorporated (the “Company”) dated September 13, 2001, as amended by the Letter Agreement dated October 4, 2001 (together, the “Agreement”) will amend the terms and conditions of the Agreement to the extent provided herein. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Paragraph 8(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Salary Continuation. Subject to subsection (d) below, the Company will continue to pay your Base Compensation (at the annual rate then in effect) for up to twelve months following the termination of your employment if, prior to October 8, 2006, or such later date as may be determined from time to time by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board:

(i) the Company terminates your employment without your consent for any reason other than Cause or Disability; or

(ii) you voluntarily resign your employment for Good Reason.

The payments under this subsection (c) will cease in the event of your death. In order to receive your salary continuation, you will be required to sign a release in a form acceptable to the Company, of any and all claims that you may have against the Company.

This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

1.

Please sign and date this Amendment and return it to me at your earliest convenience.

Sincerely,

VICAL INCORPORATED

By:	/s/ Jill M. Church
Jill M. Church
Vice President, Chief Financial Officer
and Secretary

ACCEPTED AND AGREED:

/s/ David Kaslow
David Kaslow

2.